Exhibit 99.1

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NYSE Euronext Announces Second Quarter 2007 Financial Results

Cash Equities and Derivatives Trading Fuel Growth

NEW YORK – Aug. 2, 2007 – NYSE Euronext (NYSE Euronext: NYX) today reported net income of $161 million, or $0.62 per diluted share, for the three months ended June 30, 2007, a 164% increase as compared to net income of $61 million, or $0.39 per diluted share, for the three months ended June 30, 2006. These results are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

Second quarter 2007 GAAP results include the operations of NYSE Group for the full quarter and the results of Euronext N.V. from April 4, 2007, the closing date of the combination between NYSE Group and Euronext N.V. The comparative results for 2006 reflect the operations of NYSE Group only.

Included in the results for the three months ended June 30, 2007 are $16 million in merger expenses and exit costs consisting primarily of professional and other fees incurred in connection with both the acquisition of Archipelago Holdings on March 7, 2006 and the combination with Euronext N.V. on April 4, 2007.

Giving effect to the combinations as if they had occurred at the beginning of the earliest period presented, but excluding merger expenses, exit costs and other non-recurring items, NYSE Euronext’s net income on a non-GAAP basis for the three months ended June 30, 2007 would have been $172 million, or $0.65 per diluted share, a $39 million or 29% increase as compared to net income of $133 million, or $0.50 per diluted share, for the three months ended June 30, 2006. In addition, on a non-GAAP basis, operating income grew 27% to $275 million for the second quarter of 2007 from $217 million in the year-ago period. A full reconciliation of these non-GAAP results is included in the attached tables.

At constant USD/€ exchange rates, excluding acquisitions and divestitures which occurred during the period from June 30, 2006 through June 30, 2007, and on a non-GAAP basis, combined NYSE Euronext revenues, net of activity assessment fees, for the three months ended June 30, 2007 increased 12% while fixed operating expenses (defined as operating expenses, net of Section 31 fees, merger expenses, exit costs, liquidity payments, routing and clearing fees) decreased 9% compared to the three months ended June 30, 2006.

“Record revenues in our European cash and derivatives trading, as well as balanced growth in other business lines, including listings and market data, produced a strong second quarter for NYSE Euronext,” said Nelson Chai, Executive Vice President and Chief Financial Officer. “These results underscore NYSE Euronext’s growing product and geographic diversity, as well as increasing user demand for our products and services on a global scale. Our business integration efforts are progressing well, and we remain focused on strategically advancing our global leadership position for the benefit of our customers and shareholders. Moreover, giving effect to foreign currency translations and recent acquisitions, we continue to reduce our fixed expense base through aggressive cost management, which is driving further expansion of our operating margin.”

Other Second Quarter Financial and Corporate Highlights

•	On April 4, the shares of NYSE Euronext, the world’s first and largest global exchange group, began trading on NYSE Euronext’s exchanges in New York and Paris.

•	On June 6, NYSE Euronext declared an annual cash dividend of $1.00 per share payable quarterly; the first dividend payment of $0.25 was made on July 13.

•	As of June 30, NYSE Euronext had $1.4 billion of cash, cash equivalents and short-term financial investments (excluding Section 31 fees payable to the SEC), and $3.5 billion of debt.

Second Quarter Business Highlights

•

NYSE Euronext’s cash markets, which trade more shares than any other equities marketplace in the world and represent the largest pools of liquidity in their respective markets, realized record trading volumes during the three months ended June 30, 2007.

•

NYSE Euronext’s European cash markets had their best quarter ever with 74.8 million trades, an increase of 27.7% compared to the three months ended June 30, 2006 and more than double the trading activity for the three months ended June 30, 2005. Through June 30, 2007, 148.7 million trades had been processed by NSC (Euronext’s cash trading platform) which represented 1.18 million trades per day on average, the highest figure ever. Year over year, the average daily number of trades increased in every product category: cash equities grew 28.3%, ETFs grew 76.8%, structured products (warrants and certificates) grew 10.8% and bonds grew 2.9%.

•

NYSE Euronext’s U.S. markets comprised the largest liquidity pool in NYSE-listed cash trading with 63.7% of matched trading volume for the three months ended June 30, 2007. Total daily volume reached a new all-time record with nearly 5.2 billion shares traded on Friday, June 22, 2007, including record Crossing Session II volume of nearly 1.4 billion shares traded. NYSE Euronext’s U.S. exchanges also registered new monthly and quarterly record volumes in June 2007 with 60.7 billion shares traded during the month and 166.3 billion shares traded for the three months ended June 30, 2007.

•	NYSE Arca continues to be the largest single liquidity pool for ETF trading in the U.S. with 42.3% of handled trading volume for the three months ended June 30, 2007.

•	NYSE Euronext’s derivative markets, Liffe and NYSE Arca Options, continue to demonstrate solid growth in all product areas.

•

With 232.6 million contracts traded for the three months ended June 30, 2007, Liffe set a record for trading activity, increasing by 13.7% compared to the same period a year ago. All of Liffe’s product categories increased compared to the three months ended June 30, 2006: interest rate contracts grew 5.4%, equity products (single stocks and indices) grew 23.0%, commodities grew 39.5%, and currency grew 13.8%.

•

With 116.4 million interest rate contracts traded on Liffe, the three month period ended June 30, 2007 was the second busiest period ever. Year-to-date, interest rate contracts grew by 14% compared to the same period a year ago, establishing a new record with an average of 1.88 million contracts traded per day.

•

European equity derivatives have also reached a new record of activity on Liffe with 112.8 million contracts traded for the three months ended June 30, 2007. The six months ended June 30, 2007 were by far the most active period for equity derivative contracts traded on Liffe since its inception. A large part of this growth is attributable to the success of Bclear, Liffe’s wholesale clearing service for OTC trades, which processed 43.8 million contracts for the three months ended June 30, 2007, a 71.4% increase compared to the comparable period a year ago.

•

In June 2007, NYSE Arca Options submitted its detailed report and recommendations to the SEC for expanding the SEC’s successful penny pilot program. With total volume for all contracts in the penny pilot up over 50% year-to-date and average daily volume up 89% year-over-year, NYSE Arca Options has become one of the industry’s fastest growing and most efficient options trading platforms. With four new market makers (MMs) added in the quarter, NYSE Arca Options now has 29 MMs as of June 30.

•

More than 3,900 issuers are listed on NYSE Euronext; listed operating companies represent over $30 trillion in total global market capitalization, greater than the next four largest equities marketplaces combined.

•

The 70 new listings on NYSE Euronext’s U.S. markets for the three months ended June 30, 2007 included 24 IPOs by operating companies. Total IPO proceeds raised by operating companies in connection with listings for the three months ended June 30, 2007 were $12.8 billion, compared to $7.2 billion for the three months ended June 30, 2006.

•

For the six months ended June 30, 2007, NYSE Euronext’s U.S. markets produced a total of 142 new listings, including 6 transfers from Nasdaq, 3 transfers from the Amex, and 34 IPOs by operating companies, which raised total proceeds of $16.0 billion. For the six months ended June 30, 2007, 27 closed-end fund IPOs raised a total of $23.8 billion in proceeds in connection with their listing on the NYSE. Year-to-date, U.S. domestic IPOs on NYSE Euronext’s U.S. markets raised approximately 90% of qualified IPO proceeds, while non-US offerings on NYSE Euronext’s U.S. markets represented 100% of qualified proceeds raised.

•	For the six months ended June 30, 2007, NYSE Euronext’s U.S. markets listed 60 ETFs compared to 36 new ETF listings during the same period a year ago.

•

For the three months ended June 30, 2007, Euronext listed 45 new issuers compared with 41 during for the comparable a year ago. Capital raised in connection with listings during the three-month period amounted to €3.3 billion. Of these new listings, NYSE Alternext listed 15 new issues, reaching 100 listed companies as of June 30, 2007. In just over two years, companies listed on NYSE Alternext have raised more than €1 billion and now represent a total market capitalization of over €5 billion.

•

On April 2, 2007, NYSE Euronext announced the launch of high capacity trading services for Cash and Derivatives products trading on NSC and Liffe Connect which consist of new high-speed broadband access to users, as well as a proposed co-location service that will significantly reduce order routing time.

•

NYSE BondsSM, which successfully launched on April 23, 2007 and is based on NYSE Arca’s advanced order-matching technology, provides investors with transparent and highly efficient order executions for nearly 2,500 debt securities of NYSE-listed companies.

•

On April 25, 2007, NYSE TransactTools, which operates a rapidly expanding global network that connects the world’s securities markets and provides super-low latency access to trading and market information, was combined with SIAC’s Sector and SFTI businesses. NYSE TransactTools also launched the new SFTI FIX network connecting over 800 market participants, including all of the NMS markets in the United States.

•

On April 26, 2007, the FINRA/NYSE Trade Reporting Facility (TRF) began processing initial trades and serving customers as a low-cost, reliable competitive alternative for reporting off-exchange transactions. In June 2007, the FINRA/NYSE TRF continued to add customers and increase volume, and currently processes more than 200 million shares daily for all NMS listed securities, including 7% of trading in Nasdaq-listed issues.

•

Elkins/McSherry in its May 2007 Global Trading Cost Analysis reported that the NYSE produced the lowest all-in cost of trading in the world for the fifth consecutive quarter, based on first quarter 2007 data.

•

During the first half of 2007, enhancements to NYSE trading systems and infrastructure reduced order flow latency from around 290 milliseconds (ms) to approximately 110 ms. Leveraging the high-performance TCM messaging server developed by NYSE TransactTools, the new Common Customer Gateway (CCG), scheduled to be implemented in the fourth quarter of 2007, will replace the current Common Message Switch (CMS) for interfacing with NYSE trading systems, including a 2008 expansion connecting the NYSE Arca, NYSE MatchPoint, NYSE BondsSM and NYSE Arca Options trading platforms.

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses and exit costs, and other non-recurring items, and (ii) to improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

About NYSE Euronext

NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on April 4, 2007. NYSE Euronext (NYSE Euronext: NYX) operates the world’s largest and most liquid exchange group and offers the most diverse array of financial products and services. NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data. Representing a combined $30.8 trillion/€22.8 trillion total market capitalization of listed companies and average daily trading value of approximately $127.0 billion/€94.0 billion (as of June 29, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2006 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on June 6, 2007 under No. R.07-0089), 2006 Annual Report on Form 10-K, as amended, and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE Euronext

Condensed consolidated statements of income in accordance with GAAP (unaudited)

(in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenues
Activity assessment	$115	$190	$301	$329
Cash trading	387	187	637	261
Derivatives trading	185	11	197	13
Listing	99	89	189	177
Market data	106	60	169	109
Software and technology services	92	42	117	81
Regulatory	57	45	107	85
Licensing, facility and other	37	36	64	59

Total revenues	1,078	660	1,781	1,114
Section 31 fees	(115)	(190)	(301)	(329)
Merger expenses and exit costs	(16)	(10)	(27)	(12)
Compensation	(207)	(138)	(313)	(307)
Liquidity payments, routing and clearing	(218)	(98)	(398)	(123)
Systems and communications	(82)	(30)	(109)	(60)
Professional services	(32)	(29)	(53)	(57)
Depreciation and amortization	(71)	(36)	(106)	(64)
Occupancy	(34)	(22)	(55)	(40)
Marketing and other	(52)	(29)	(73)	(48)
Regulatory fine income	4	6	9	23

Operating income	255	84	355	97
Net interest and investment income (loss)	(23)	9	(14)	19
Gain on sale of equity investment	2	—	2	21
Income from associates	2	—	3	—
Other income	9	8	13	15

Income before income tax provision and minority interest	245	101	359	152
Income tax provision	(78)	(39)	(124)	(58)
Minority interest	(6)	(1)	(6)	(2)

Net income	$161	$61	$229	$92

Basic earnings per share	$0.62	$0.39	$1.10	$0.65
Diluted earnings per share	$0.62	$0.39	$1.09	$0.64

Basic weighted average shares outstanding	259	156	208	142 [a]
Diluted weighted average shares outstanding	260	157	209	143 [a]

[a]	Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended June 30, [a]		Six months ended June 30, [a]
	2007	2006	2007	2006
	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined
Revenues
Cash trading	$390	$282	$758	$533
Derivatives trading	190	163	382	314
Listing	99	97	194	190
Market data	108	93	213	186
Software and technology services	94	98	178	192
Regulatory	57	45	107	87
Licensing, facility and other	37	49	74	88

Total revenues	975	827	1,906	1,590
Compensation	(210)	(216)[b]	(404)	(438)[b]
Liquidity payments, routing and clearing	(220)	(118)	(429)	(222)
Systems and communications	(84)	(82)	(163)	(172)
Professional services	(33)	(44)	(66)	(90)
Depreciation and amortization	(72)[c]	(68)[c]	(143)[c]	(135)[c]
Occupancy	(35)	(36)	(71)	(70)
Marketing and other	(50)	(52)	(92)	(91)
Regulatory fine income	4	6	9	23

Operating income	275	217	547	395
Net interest and investment income (loss)	(23)[d]	(23)[d]	(48)[d]	(37)[d]
Income from associates	2	4 [e]	7	9 [e]
Other income	9	10	16	18

Income before income tax provision and minority interest	263	208	522	385
Income tax provision	(85)	(70)[f]	(174)	(132)[f]
Minority interest	(6)	(5)	(16)	(12)

Net income	$172	$133	$332	$241

Basic earnings per share	$0.65	$0.50	$1.26	$0.92
Diluted earnings per share	$0.65	$0.50	$1.25	$0.91

Basic weighted average shares outstanding	265	263	265	262 [g]
Diluted weighted average shares outstanding	266	265	266	265 [g]

[a]	The results of operations on NYSE Euronext are presented as if the following transactions had been completed at the beginning of the earliest period presented:

1. The acquisistion of PCX Holdings and subsidiaries by Archipelago;

2. The disposition of Wave Securities by Archipelago,

3. The merger of Archipelago and NYSE, and

4. The merger of NYSE Group and Euronext.

Merger expenses and exit costs of $99 million and $32 million have been eliminated from the results of operations for the three months ended June 30, 2007 and 2006, respectively, and $119 million and $36 million for the six months ended June 30, 2007 and 2006, respectively, as they represent nonrecurring charges directly attributable to either the merger of the NYSE and Archipelago or the merger of NYSE Group and Euronext N.V.

In addition, gains on sale of businesses and equity investments of $2 million and $0 have been eliminated from the results of operations for the three months ended June 30, 2007 and 2006, respectively, and $3 million and $66 million for the six months ended June 30, 2007 and 2006, respectively, as they represent nonrecurring items.

Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.

[b]	One-time compensation charges of $38 million recorded by NYSE Group at the time of the merger with Archipelago and $2 million acceleration of certain Archipelago stock options immediately prior to the merger with NYSE Group were eliminated.
[c]	Includes amortization expense of $25 million related to the fair value of the identifiable intangible assets of Euronext for the three months ended June 30, 2007 and 2006, respectively, and $50 million for the six months ended June 30, 2007 and 2006, respectively.
[d]	Includes interest expense of $35 million and $28 million on the NYSE Euronext $3.0 billion debt incurred as part of the merger with Euronext for the three months ended June 30, 2007 and 2006, respectively, and $69 million and $55 million for the six months ended June 30, 2007 and 2006, respectively.
[e]	Following the fair value adjustment recorded at the Euronext acquisition date, NYSE Euronext no longer accounts for its share in LCH Clearnet's results of operations. As a result, the $4 million and $17 million income from associates related to LCH Clearnet for the three and six months ended June 30, 2006, respectively, has been reversed.
[f]	A nonrecurring $11 million tax benefit has been eliminated from both the three and the six months ended June 30, 2006 which corresponded to a change in tax rate on deferred capital gains recorded by Euronext, including gains related to LCH Clearnet.
[g]	Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

			Six months ended ended
	Three months ended
	June 30, 2007 [a]	March 31, 2007 [a]	June 30, 2007 [a]
	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined
Revenues
Cash trading	$390	$368	$758
Derivatives trading	190	192	382
Listing	99	95	194
Market data	108	105	213
Software and technology services	94	84	178
Regulatory	57	50	107
Licensing, facility and other	37	37	74

Total revenues	975	931	1,906
Compensation	(210)	(194)	(404)
Liquidity payments, routing and clearing	(220)	(209)	(429)
Systems and communications	(84)	(79)	(163)
Professional services	(33)	(33)	(66)
Depreciation and amortization	(72)[b]	(71)[b]	(143)
Occupancy	(35)	(36)	(71)
Marketing and other	(50)	(42)	(92)
Regulatory fine income	4	5	9

Operating income	275	272	547
Net interest and investment income (loss)	(23)[c]	(25)[c]	(48)
Income from associates	2	5	7
Other income	9	7	16

Income before income tax provision and minority interest	263	259	522
Income tax provision	(85)	(89)	(174)
Minority interest	(6)	(10)	(16)

Net income	$172	$160	$332

Basic earnings per share	$0.65	$0.61	$1.26
Diluted earnings per share	$0.65	$0.60	$1.25

Basic weighted average shares outstanding	265	264	265
Diluted weighted average shares outstanding	266	265	266

[a]	The results of operations of NYSE Euronext are presented as if the merger with NYSE Group and Euronext had been completed at the beginning of the earliest period presented. Merger expenses and exit costs of $99 million and $20 million for the three months ended June 30, 2007 and March 31, 2007, respectively, have been eliminated as they represent nonrecurring charges attributable to business combinations. In addition, gains on sale of businesses and equity investments of $2 million have been eliminated from the results of operations for the three months ended June 30, 2007 as they represent nonrecurring items. Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.
[b]	Includes amortization expense of $25 million related to the fair value of the identifiable intangible assets of Euronext for both the three months ended June 30, 2007 and the three months ended March 31, 2007.
[c]	Includes interest expense of $35 million and $34 million on the NYSE Euronext $3.0 billion debt incurred as part of the merger with Euronext for the three months ended June 30, 2007 and March 31, 2007, respectively.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended June 30, 2007 [a]				Three months ended June 30, 2006 [a]
	US Operations	European Operations	Corporate Items	Pro Forma Combined	US Operations	European Operations	Corporate Items	Pro Forma Combined
Revenues
Cash trading	$268	$122	$—	$390	$187	$95	$—	$282
Derivatives trading	16	174	—	190	11	152	—	163
Listing	90	9	—	99	89	8	—	97
Market data	58	50	—	108	60	33	—	93
Other revenues	108	80	—	188	123	69	—	192

Total revenues	540	435	—	975	470	357	—	827
Liquidity payments, routing and clearing	(192)	(28)	—	(220)	(98)	(20)	—	(118)
Other operating expenses, net	(237)	(235)[b]	(8)	(480)	(271)	(213)[b]	(8)	(492)

Operating income	111	172	(8)	275	101	124	(8)	217
Net interest and investment income (loss)			(23)[c]	(23)			(23)[c]	(23)
Income from associates			2	2			4	4
Other income			9	9			10	10

Income before income tax provision and minority interest				263				208
Income tax provision				(85)				(70)
Minority interest				(6)				(5)

Net income				$172				$133

Basic earnings per share				$0.65				$0.50
Diluted earnings per share				$0.65				$0.50

Basic weighted average shares outstanding				265				263
Diluted weighted average shares outstanding				266				265

[a]	The results of operations of NYSE Euronext are presented as if the merger with NYSE Group and Euronext had been completed at the beginning of the earliest period presented. Merger expenses and exit costs of $99 million and $32 million for the three months ended June 30, 2007 and June 30, 2006, respectively, have been eliminated as they represent nonrecurring charges attributable to business combinations. In addition, gains on sale of businesses and equity investments of $2 million and $0 million have been eliminated from the results of operations for the three months ended June 30, 2007 and 2006, respectively, as they represent nonrecurring items. Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.
[b]	Includes amortization expense of $25 million related to the fair value of the identifiable intangible assets of Euronext for both the three months ended June 30, 2007 and the three months ended June 30, 2006.
[c]	Includes interest expense of $35 million and $28 million on the NYSE Euronext $3.0 billion debt incurred as part of the merger with Euronext for the three months ended June 30, 2007 and 2006, respectively.

NYSE Euronext

Reconciliation of non-GAAP financial measures to GAAP measures

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	U.S. GAAP Results	Euronext [a]	Other Pro Forma Adjustments		Pro Forma Combined
Three months ended June 30, 2007
Revenues	$1,078	$11	$(115)[b]		$974
Operating expenses	(823)	(90)	214	[b],[c]	(699)

Operating income (loss)	255	(79)	99		275
Net interest and investment income (loss)	(23)	—	—		(23)
Gain on sale of equity investment	2	—	(2)		—
Income from associates	2	—	—		2
Other income	9	—	—		9

Income before income tax provision and minority interest	245	(79)	97		263
Income tax provision	(78)	14	(21)		(85)
Minority interest	(6)	1	(1)		(6)

Net income	$161	(64)	75		$172

Three months ended March 31, 2007
Revenues	$702	$414	$(185)[b]		$931
Operating expenses	(601)	(238)	18	[b],[c],[d]	(659)

Operating income	101	176	(5)		272
Net interest and investment income (loss)	9	—	(34)[e]		(25)
Gain on sale of equity investment	—	—	—		—
Income from associates	—	5	—		5
Other income	4	3	—		7

Income before income tax provision and minority interest	114	184	(39)		259
Income tax provision	(46)	(48)	5		(89)
Minority interest	—	(9)	(1)		(10)

Net income	$68	$127	$(35)		$160

Six months ended June 30, 2007
Revenues	$1,780	$425	$(300)[b]		$1,905
Operating expenses	(1,424)	(328)	394	[b],[c],[d]	(1,358)

Operating income	356	97	94		547
Net interest and investment income (loss)	(14)	—	(34)[e]		(48)
Gain on sale of equity investment	2	—	(2)		—
Income from associates	2	5	—		7
Other income	13	3	—		16

Income before income tax provision and minority interest	359	105	58		522
Income tax provision	(124)	(34)	(16)		(174)
Minority interest	(6)	(8)	(2)		(16)

Net income	$229	$63	$40		$332

[a]	Corresponding to the results of operations of Euronext for the period which preceded the merger with NYSE Group.
[b]	Includes Activity assessment fees / Section 31 fees.
[c]	Includes merger expenses and exit costs.
[d]	Includes the amortization expense related to the fair value of the identifiable intangible assets of Euronext.
[e]	Includes the interest expense on the NYSE Euronext $3.0 billion debt incurred as part of the merger with Euronext.

NYSE Euronext

Condensed consolidated statements of financial condition

(in millions)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$1,731	$979
Accounts receivable, net	651	335
Deferred income taxes	99	108
Other current assets	342	21

Total current assets	2,823	1,443

Property and equipment, net	596	378
Goodwill	4,824	536
Other intangible assets, net	7,019	584
Investment in associates	729	—
Deferred income taxes	383	366
Other assets	557	159

Total assets	$16,931	$3,466

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$1,132	$650
Deferred revenue	386	114
Short term debt	3,005	—
Deferred income taxes	78	68

Total current liabilities	4,601	832

Accrued employee benefits	351	355
Deferred revenue	312	322
Long term debt	518	—
Deferred income taxes	2,306	265
Other liabilities	29	23

Total liabilities	8,117	1,797

Minority interest	182	—
Stockholders' equity	8,632	1,669

Total liabilities and stockholders' equity	$16,931	$3,466

NYSE Euronext

Selected Statistical Data:

Volume Summary—Cash Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited)	Q2 '07	Q2 '06	% Chg	Q2 '07	Q2 '06	% Chg	YTD 2007	% Chg vs. YTD 2006
Number of Trading Days—European Markets	62	62	—	62	62	—	126	—
Number of Trading Days—U.S. Markets	63	63	—	63	63	—	124	—

European Cash Products (trades in thousands)	1,206	945	27.7%	74,798	58,584	27.7%	148,714	27.9%
Equities	1,156	901	28.3%	71,689	55,857	28.3%	142,280	28.2%
Exchange-Traded Funds	5	3	76.8%	320	181	76.8%	658	79.3%
Structured Products	38	34	10.8%	2,356	2,126	10.8%	4,898	20.1%
Bonds	7	7	2.9%	432	420	2.9%	877	-1.2%

U.S. Cash Products (shares in millions)

NYSE Listed Issues [1]

NYSE Group Handled Volume [2]	2,159	1,969	9.7%	136,002	124,024	9.7%	266,765	11.3%
NYSE Group Matched Volume [3]	2,011	1,930	4.2%	126,695	121,582	4.2%	250,460	6.5%
NYSE Group TRF Volume [4]	17			1,060	—		1,060
Total NYSE Listed Consolidated Volume	3,155	2,579	22.3%	198,744	162,452	22.3%	386,579	23.4%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	68.4%	76.3%	-7.9%	68.4%	76.3%	-7.9%	69.0%	-7.5%
Matched Volume [3]	63.7%	74.8%	-11.1%	63.7%	74.8%	-11.1%	64.8%	-10.3%
TRF Volume [4]	0.5%			0.5%

NYSE Arca & Amex Listed Issues

NYSE Group Handled Volume [2]	174	144	20.8%	10,955	9,069	20.8%	21,196	32.6%
NYSE Group Matched Volume [3]	149	124	19.6%	9,382	7,843	19.6%	18,279	31.9%
NYSE Group TRF Volume [4]	10			638	—		638
Total NYSE Arca & Amex Listed Consolidated Volume	475	419	13.4%	29,902	26,366	13.4%	55,772	18.1%

NYSE Group Share of Total Consolidated Volume

Handled Volume [2]	36.6%	34.4%	2.2%	36.6%	34.4%	2.2%	38.0%	4.1%
Matched Volume [3]	31.4%	29.7%	1.7%	31.4%	29.7%	1.7%	32.8%	3.4%
TRF Volume [4]	2.1%			2.1%

Nasdaq Listed Issues

NYSE Group Handled Volume [2]	439	539	-18.7%	27,628	33,974	-18.7%	57,484	-10.2%
NYSE Group Matched Volume [3]	356	442	-19.4%	22,430	27,844	-19.4%	46,989	-9.8%
NYSE Group TRF Volume [4]	96			6,078			6,078
Total Nasdaq Listed Consolidated Volume	2,141	2,142	-0.1%	134,889	134,959	-0.1%	268,661	1.1%

NYSE Group Share of Total Consolidated Volume

Handled Volume [2]	20.5%	25.2%	-4.7%	20.5%	25.2%	-4.7%	21.4%	-2.7%
Matched Volume [3]	16.6%	20.6%	-4.0%	16.6%	20.6%	-4.0%	17.5%	-2.1%
TRF Volume [4]	4.5%			4.5%

Exchange-Traded Funds [1,5]

NYSE Group Handled Volume [2]	233	194	19.8%	14,682	12,253	19.8%	28,763	31.8%
NYSE Group Matched Volume [3]	207	176	17.9%	13,057	11,078	17.9%	25,716	31.0%
NYSE Group TRF Volume [4]	16			1,020			1,020

Total Nasdaq Listed Consolidated Volume	551	454	21.5%	34,736	28,590	21.5%	66,208	29.9%

NYSE Group Share of Total Consolidated Volume

Handled Volume [2]	42.3%	42.9%	-0.6%	42.3%	42.9%	-0.6%	43.4%	0.6%
Matched Volume [3]	37.6%	38.7%	-1.1%	37.6%	38.7%	-1.1%	38.8%	0.3%
TRF Volume [4]	2.9%			2.9%

Please refer to footnotes on the following page.

NYSE Euronext

Selected Statistical Data:

Volume Summary—Derivatives Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited; contracts in thousands)	Q2 '07	Q2 '06	% Chg	Q2 '07	Q2 '06	% Chg	YTD 2007	% Chg vs. YTD 2006
Number of Trading Days—European Markets	62	62	—	62	62	—	126	—
Number of Trading Days—U.S. Markets	63	63	—	63	63	—	124	—

European Derivatives Products	3,752	3,300	13.7%	232,641	204,611	13.7%	452,243	16.9%

Total Interest Rate Products	1,878	1,781	5.4%	116,439	110,437	5.4%	238,166	13.5%

Short Term Interest Rate Products	1,759	1,687	4.3%	109,065	104,585	4.3%	223,580	12.8%
Medium and Long Term Interest Rate Products	119	94	26.0%	7,374	5,852	26.0%	14,586	25.3%

Total Equity Products [6]	1,820	1,480	23.0%	112,820	91,732	23.0%	207,895	20.7%

Total Individual Equity Products	1,244	929	33.9%	77,154	57,607	33.9%	133,944	22.9%
Total Equity Index Products	575	550	4.5%	35,666	34,125	4.5%	73,951	16.9%

of which Bclear	707	412	71.4%	43,804	25,553	71.4%	65,450	95.6%
Individual Equity Products	629	348	81.0%	39,020	21,553	81.0%	56,009	116.1%
Equity Index Products	77	65	19.6%	4,785	4,000	19.6%	9,441	25.1%

Commodity Products	53	38	39.5%	3,269	2,344	39.5%	5,940	28.6%

Currency Products	2	2	13.8%	112	98	13.8%	241	34.9%

U.S. Derivatives Products—Equity Options [7]

NYSE Arca Options Contracts	1,115	702	58.9%	70,227	44,205	58.9%	139,725	50.8%
Total Consolidated Options Contracts	9,309	7,460	24.8%	586,471	469,983	24.8%	1,137,469	24.1%
NYSE Group Share of Total	12.0%	9.4%	2.6%	12.0%	9.4%	2.6%	12.3%	2.2%

[1]	Includes all volume executed in NYSE Group crossing sessions.
[2]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group's exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[3]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group's exchanges.
[4]	Represents NYSE's volume in FINRA/NYSE Trade Reporting Facility (TRF).
[5]	Data included in previously identified categories.
[6]	Includes all trading activities for Bclear, Liffe's clearing service for wholesale equity derivatives.
[7]	Includes trading in U.S. equity options contracts, not equity-index options.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	June 30, 2007	March 31, 2007	June 30, 2006
NYSE Euronext Listed Issuers

NYSE Listed Issuers

NYSE listed issuers[1]	2,735	2,741	2,697
Number of new issuer listings[1]	70	72	60
Capital raised in connection with new listings ($mm)[2]	$12,835	$3,188	$7,244

Euronext Listed Issuers

Euronext listed issuers[1]	1,197	1,199	1,224
Number of new issuer listings[3]	45	25	41
Capital raised in connection with new listings ($mm)[2]	$3,325	$575	$8,160

NYSE Euronext Market Data[4]

NYSE Market Data

Share of Tape A revenues (%)	69.5%	77.2%	86.1%
Share of Tape B revenues (%)	32.2%	38.7%	33.7%
Share of Tape C revenues (%)	23.7%	22.0%	24.2%
Professional subscribers (Tape A)	434,100	430,136	417,329

Euronext Market Data

Number of terminals	211,573	208,166	202,074

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]

NYSE Euronext headcount excluding GL Trade	3,643	3,710	4,082
GL Trade headcount	1,323	1,297	1,081

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate (€/US$)

Average €/US$ exchange rate for the quarter	$1.348	$1.310	$1.256

[1]

Figures for NYSE listed issuers include listed operating companies, closed-end funds, and ETFs, and do not include NYSE Arca, Inc. or structured products listed on the NYSE. There were 33 ETFs and 12 operating companies exclusively listed on NYSE Arca, Inc. as of June 30, 2007. There were 512 structured products listed on the NYSE as of June 30, 2007.

Figures for Euronext present the operating companies listed on Eurolist, Alternext, and Free Market, and do not include closed-end funds, ETFs and structured product (warrants and certificates). At the end of June 2007, 100 companies were listed on Alternext and 203 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of euros by operating companies listed on Eurolist, Alternext and Free Market and do not include close-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of USD by operating companies listed on NYSE and Arca exchanges and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Eurolist, Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

"Tape A" represents NYSE listed securities, "Tape B" represents NYSE Arca and Amex listed securities, and "Tape C" represents Nasdaq listed securities. Per the SEC's Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tapes A and B was derived based on share of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection of market data that multiple markets make available on a consolidated basis.

[5]

NYSE Euronext owns approximately 40% of the common equity of GL Trade, which is listed separately on Eurolist by Euronext in Paris. NYSE Euronext consolidates the results of GL Trade. NYSE Euronext headcount includes approximately 427 employees that, effective July 30, 2007, were transferred to Financial Industry Regulatory Authority (FINRA) and are no longer employees of NYSE Euronext. NYSE Euronext headcount excludes employees of MTS.

Source: NYSE Euronext